INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No.89 to Registration Statement No.811-5 on Form N-1A of Lord Abbett Affiliated Fund, Inc. of our report dated December 21, 2001 on the financial statements of Lord Abbett Affiliated Fund, Inc. and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both of which are part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
February 27, 2002